Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2025 relating to the financial statements of Arlo Technologies, Inc. and the effectiveness of Arlo Technologies, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Arlo Technologies, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Costa Mesa, California
January 23, 2026